Exhibit 8.1

List of Subsidiaries

Our Subsidiaries

•	Vimicro Corporation, incorporated in the People’s Republic of China

•	Vimicro Technology Corporation, incorporated in the People’s Republic of China

•	Viewtel Corporation, incorporated in California, U.S.A.

•	Vimicro Electronics International Limited, incorporated in Hong Kong Special Administrative Region

•	Vimicro Electronic Technology Corporation, incorporated in the People’s Republic of China

•	Vimicro High-Tech Corporation, incorporated in the People’s Republic of China

•	Jiangsu Vimicro Electronics Corporation, incorporated in the People’s Republic of China

•	Vimicro Electronics Corporation, incorporated in the People’s Republic of China

•	Shanghai Visiondigi Technology Co. Ltd., incorporated in the People’s Republic of China

•	Vimicro Guiyang Corporation, incorporated in the People’s Republic of China

•	Vimicro VMF Shanghai Corporation, incorporated in British Virgin Islands

•	Vimicro VMF Shenzhen Corporation, incorporated in British Virgin Islands

Our Affiliated Entity

•	Vimicro Sky-Vision Technology Corporation, incorporated in the People’s Republic of China